UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2017 (October 4, 2017)

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

(Exact name of registrant specified in its charter)

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.

11501 Northlake Drive

Cincinnati, Ohio 45249

(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation by Phillips Edison Grocery Center REIT I, Inc., a Maryland corporation (the “Company”) of the acquisition of certain real estate assets and the third-party asset management business of its former sponsor and external advisor, Phillips Edison Limited Partnership, a Delaware limited liability company.

These transactions (the “Transactions”) were contemplated by that certain Contribution Agreement (the “Contribution Agreement”) by and among the entities named on Exhibit A set forth therein (each, a “Contributor” and collectively, the “Contributors”), the Company, Phillips Edison Grocery Center Operating Partnership I, L.P., a Delaware limited partnership (“PECO I OP”), and Jeffrey S. Edison, as the representative of the Contributors. On October 4, 2017 (the “Closing”), the following events took place in connection with the consummation of the Transactions:

Item 1.01. Entry into a Material Definitive Agreement.

At the Closing, the Company entered into the Third Amended and Restated Agreement of Limited Partnership of PECO I OP (the “Amended Partnership Agreement”) to admit additional limited partners, give effect to the rights of certain limited partners and make certain other changes. These changes include clarifying how the exchange ratio of operating partnership units of PECO I OP (“OP Units”) to shares of the Company’s common stock will change as a result of certain transactions, clarifying limited partners’ redemption rights, providing for procedural limited partner protections in connection with certain fundamental transactions, including change of control transactions involving the Company, imposing transfer restrictions on limited partners, expanding the extent to which PECO I OP will indemnify limited partners creating certain information rights for limited partners and revising the distribution provisions to reflect the elimination of the special limited partner interest of Phillips Edison Special Limited Partner LLC. The description of the Amended Partnership Agreement contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Amended Partnership Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

At the Closing, the Company, PECO I OP and certain recipients of OP Units in connection with the Transactions (the “Protected Partners”) entered into a Tax Protection Agreement (the “Tax Protection Agreement”), which provides that PECO I OP will provide certain protections with respect to tax matters for the Protected Partners for a period of ten years commencing on the Closing. These protections include indemnification for certain tax liabilities incurred in connection with certain taxable transfers of contributed properties, certain fundamental transactions, and failure to comply with certain obligations related to nonrecourse liability allocations and debt guarantee opportunities. PECO I OP will not be required to make any indemnification payment to a Protected Partner pursuant to the Tax Protection Agreement if such obligation arises solely as a result of a change in law. The description of the Tax Protection Agreement contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Tax Protection Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

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At the Closing, each of Jeffrey S. Edison, the Company’s Chair and Chief Executive Officer, Devin I. Murphy, the Company’s Chief Financial Officer, Treasurer and Secretary, Robert F. Myers, the Company’s Chief Operating Officer, and R. Mark Addy, the Company’s Executive Vice President (collectively, the “Lock-up Equityholders”) entered into the Equityholder Agreement (the “Equityholder Agreement”), which provides that the Lock-up Equityholders will not transfer their OP Units for either two or three years following the Closing, as applicable. The Equityholder Agreement further provides that Mr. Edison or his designee will have certain nomination rights to the Board of Directors of the Company, as well as providing certain registration and Rule 144 information rights to the Lock-up Equityholders. The description of the Equityholder Agreement contained in this Item 1.01 does not purport to be complete and is subject to and qualified in its entirety by reference to the Equityholder Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K, the terms of which are incorporated herein by reference.

Reference is made to the loan agreements entered into by the Company effective on October 4, 2017 which terms are detailed in Section 2.03 below and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On October 4, 2017, in accordance with the Contribution Agreement, the Amended and Restated Advisory Agreement by and among the Company, PECO I OP and Phillips Edison NTR I LLC, dated as of September 1, 2017, as amended (the “Advisory Agreement”) was terminated. Following the termination of the Advisory Agreement, the Company became an internally-managed real estate investment trust and no termination fees were paid in connection with such termination.

On October 4, 2017, in accordance with the Contribution Agreement, the Amended and Restated Property Management, Leasing and Construction Management Agreement by and among the Company, PECO I OP and Phillips Edison & Company Ltd. (“Phillips Edison Ltd.”), dated as of June 1, 2014, as amended (the “Property Management Agreement”) was terminated. Following the termination of the Property Management Agreement, PECO I OP became the manager with respect to its properties.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On October 4, 2017, in accordance with the Contribution Agreement, the Contributors contributed to PECO I OP all of the issued and outstanding equity interests of certain of the Contributors’ subsidiaries identified on Exhibit B of the Contribution Agreement (collectively the “Contributed Companies”), which own 76 shopping centers, a third-party asset management business and a captive insurance company.

At the Closing, in exchange for the Contributors’ equity interests in the Contributed Companies: (i) PECO I OP issued the Contributors approximately 39.4 million OP Units of PECO I OP (ii) PECO I OP paid the Contributors $25.0 million in cash; and (iii) the Contributors received the right to receive up to approximately 12.5 million OP Units if certain milestones are achieved as set forth in the Contribution Agreement Further, at the Closing, approximately 5.1 million Class B Units in PECO I OP held by Phillips Edison Limited Partnership, a Delaware limited partnership (“PELP”), became Unrestricted Class B Units in PECO I OP and will convert into OP Units in accordance with the terms and conditions of the PECO I OP Second Amended and Restated Agreement of Limited Partnership, dated December 1, 2014, as amended.

The descriptions of the Contribution Agreement and the Transactions contained in this Item 2.01 do not purport to be complete and are subject to and qualified in their entirety by reference to the Contribution Agreement, a copy of which is filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the SEC on May 23, 2017, the terms of which are incorporated herein by reference, and the summary of the Transactions, including summaries of other related transaction documents which were delivered at the Closing, in the definitive proxy statement on Schedule 14A filed by the Company with the SEC on July 6, 2017 (the “Proxy Statement”) the terms of which are incorporated herein by reference.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Certain of the Contributed Companies have real estate mortgage debt totaling approximately $69.0 million which encumber the properties owned by such companies (the “PELP Mortgage Debt”). In connection with the consummation of the Transactions, PECO I OP either (i) assumed the non-recourse and environmental obligations of the Contributors under the PELP Mortgage Debt or (ii) PECO I OP entered into substitute guarantees and indemnitees for such obligations of the Contributors under the PELP Mortgage Debt.

At the Closing, PECO I OP also assumed approximately $402.0 million of secured debt from the Contributors and $30.0 million of unsecured debt (the “PELP Corporate Debt”) which was outstanding under two separate loan facilities. Immediately after the assumption of such debt, PECO I OP paid the PELP Corporate Debt in full and terminated such loan facilities.

On October 4, 2017, the Company, PECO I OP, Bank of America, N.A., as Administrative Agent and other lenders a party thereto, entered into a fifth amendment to the $900.0 million credit agreement, of which $400.0 million is for term loans and $500.0 million is for the revolving credit facility, originally dated as of December 18, 2013 (as amended). Pursuant to such amendment agreement, the parties agreed to, among other things, extend the maturity on its revolving credit facility to February 2, 2021, with additional options to extend the maturity to February 2, 2022. The revolving credit facility has a current interest rate of LIBOR plus 1.30% to 2.10% based on the Leverage Ratio at such time.

Additionally on October 4, 2017, the Company and PECO I OP entered into the following new term loan facilities: (i) a seven-year $175.0 million term loan credit agreement with a lending group that consists of KeyBank National Association as Administrative Agent, PNC Bank, National Association, Capital One, National Association, Fifth Third Bank as Co-Syndication Agents, Regions Bank, U.S. Bank, National Association as Co-documentation Agents, First Merchants Bank, Branch Banking and Trust Company and First Financial Bank (the “Term Loan Facility 1”), with a variable interest rate of LIBOR plus 1.70% to 2.55% depending on the Leverage Ratio at such time, and (ii) a 4.5-year $375.0 million term loan credit agreement with Wells Fargo Bank, National Association as Administrative Agent, PNC Bank, National Association, Bank of America, N.A., JPMorgan Chase Bank, N.A. as Co-Syndication Agents, KeyBank National Association, Regions Bank, U.S. Bank, National Association, Citibank, N.A. as Co- documentation Agents, Branch Banking and Trust Company and Royal Bank of Canada (the “Term Loan Facility 2” and together with the Term Loan Facility 1, the “New Term Loan Facilities”), with a variable interest rate of LIBOR plus 1.25% to 2.05% based on the Leverage Ratio at such time.

The New Term Loan Facilities require periodic payments of accrued unpaid interest only, with principal due at maturity of the loan. PECO I OP has the right to prepay any outstanding loans under the New Term Loan Facilities at any time. The prepayment of Term Loan Facility 1 shall be subject to a prepayment penalty as follows: (x) prior to October 4, 2018, a prepayment premium equal to 2.00% of the amount of principal being prepaid, and (y) from October 4, 2018 to October 4, 2019, a prepayment premium equal to 1.00% of the amount of principal being prepaid. The New Term Loan Facilities require adherence to certain financial covenants, including, but not limited to: (i) a maximum leverage ratio; (ii) a maximum secured leverage ratio; (iii) a minimum fixed charge coverage ratio; (iv) minimum tangible net worth; (v) a ratio of maximum unsecured indebtedness to unencumbered asset value and (vi) a ratio of unencumbered property net operating income to mortgageability.

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Further on October 4, 2017, the Company, PECO I OP and PNC Bank, National Association as Administrative Agent and other lenders a party thereto, entered into a first amendment to the $255.0 million term loan originally dated September 16, 2016 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time). Such amendments were to include updates in law, references to the New Term Loan Facilities and other minor conforming changes.

Further on October 4, 2017, seventeen property owning subsidiaries (collectively, “Borrower”) of PECO I OP, and Teachers Insurance and Annuity Association, entered into a new 9-year secured loan facility totaling $175 million (the “TIAA Facility”). The TIAA Facility matures on November 1, 2026. The loan under the TIAA Facility will bear a fixed interest rate at 3.55%. PECO I OP has the right to prepay in full, but not in part, the outstanding principal balance of the loan at any time after October 1, 2020. The prepayment of loans, however, requires the payment of a prepayment premium equal to the greater of (i) 1.00% of the amount of principal outstanding, and (ii) the present value of all interest payable on the principal amount of the loan through the maturity date. The TIAA Facility is cross-defaulted and cross-collateralized among all of the Borrowers and their respective properties. The TIAA Facility also requires PECO I OP to execute certain customary non-recourse carve-out guarantees and environmental indemnitees.

Item 3.02. Unregistered Sale of Equity Securities.

Please refer to Item 2.01 for a description of the terms of the Transactions, which is incorporated by reference into this Item 3.02. The OP Units issued or to be issued pursuant to the Contribution Agreement were issued or will be issued in reliance upon Section 4(2) of the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Appointment of Certain Officers

The Company’s board of directors appointed Mr. Edison, the current Chair of the Board of Directors and the Chief Executive Officer of the Company, to also serve as President of the Company, effective as of the Closing. Also in connection with the Closing, the Company’s Board of Directors appointed Mr. Myers, who was previously the Chief Operation Officer of Phillips Edison Ltd., to serve as the Chief Operating Officer of the Company, and Mr. Addy, who previously served as President and Chief Operating Officer of the Company, to now serve as Executive Vice President of the Company. Mr. Murphy and Jennifer L. Robison, continue to serve as the Chief Financial Officer and Chief Accounting Officer, respectively.

Mr. Myers, age 44, has served as our Chief Operating Officer since October 2017. Prior to being appointed to this position, he was the Chief Operating Officer of Phillips Edison Ltd. since 2010. From 2009 to 2003, he held positions of increasing seniority with Phillips Edison Ltd. as Senior Vice President of Leasing and Operations (2009), Vice President of Leasing (2007), Regional Leasing Manager (2005) and Senior Leasing Representative (2003). Before joining Phillips Edison Ltd., Mr. Myers spent six years with Equity Investment Group, as Director of Lease Renegotiations/Leasing Agent from 2000 to 2003, Director of Operations from 1998 to 2000 and starting as a property manager in 1997. He received his bachelor’s degree in business administration from Huntington College in 1995. The biographic information for each of Messrs. Edison and Addy is included in the Proxy Statement and incorporated by reference herein.

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Prior to the Closing, Messrs. Edison, Murphy, Myers and Addy, and Ms. Robison, were not employees of and did not receive compensation from the Company. As of Closing, they became employees of the Company and a description of the terms and their participation in the executive severance and change in control plan (“Executive Severance Plan”) is as disclosed in the Proxy Statement under the headings “Interests of Certain Persons in the PELP Transaction” and “Interests of Messrs. Edison, Murphy and Addy in the Executive Severance Plan,” which is incorporated herein by reference. Mr. Myers also participates in the Severance Plan on the same terms as Messrs. Murphy and Addy. Other than the Transaction and the transactions disclosed in the Proxy Statement under the heading “Transactions with Related Persons,” which is incorporated herein by reference, there are no material transactions between the Company and Messrs. Edison, Murphy, Myers, Addy, Ms. Robison, and their affiliates.

The Executive Severance Plan

In accordance with the terms of the Contribution Agreement and effective as of the Closing, the Company adopted an Executive Severance Plan and entered into agreements with each of Messrs. Edison, Murphy, Myers and Addy, pursuant to which each executive (i) is eligible to participate in the Executive Severance Plan and will be entitled to certain severance payments upon a termination of his employment without cause by the Company or by him for good reason and (ii) agreed to certain post-termination non-competition and non-solicitation obligations. The terms of the Executive Severance Plan are described in further detail in the Proxy Statement under the sub-section heading “Interests of Messrs. Edison, Murphy and Addy in the Executive Severance Plan,” the terms of which are incorporated herein by reference.

RMU Cancellation and Exchange Agreement

In accordance with the terms of the Contribution Agreement and effective as of the Closing, each of Messrs. Edison, Murphy and Addy entered into an RMU Cancellation and Exchange Agreement (each an “RMU Cancellation and Exchange Agreement”) with PELP and PECO I OP. Pursuant to each RMU Cancellation and Exchange Agreement, each executive’s restricted management units of PELP (the “RMUs”) were cancelled at the Closing in exchange for the right to receive three Phantom Units (as defined below) for each cancelled RMU. A “Phantom Unit” represents the right of each executive to receive from PECO I OP cash equal to the fair market value of one OP Unit upon vesting, as well as, the right to receive in cash, the equivalent of any dividend payable with respect to OP Units, regardless of whether the Phantom Unit is vested.

The Equity Vesting Agreement

Effective as of the Closing, the Company entered into a letter agreement with Mr. Murphy (the “Equity Vesting Agreement”), pursuant to which the Company agreed that all future grants of equity awards will provide Mr. Murphy with “retirement eligibility” vesting. Mr. Murphy will be “retirement eligible” for this purpose on the date he reaches both age 58 and his combined age and years of service with Phillips Edison & Company, Ltd. equal 65 years. Upon becoming retirement eligible all equity awards which vest based solely on time will become fully vested and he will remain eligible to vest in performance vesting awards depending upon when his actual retirement occurs in the performance period. If his retirement is before more than 50% of the performance period has elapsed, then he would vest in a pro rata portion of any equity award earned at the end of the performance period based actual performance, with such pro ration being determined based on the number of full days he was employed during the performance period. If his retirement is after more than 50% of the performance period has occurred, then he would vest in full in any equity award earned at the end of the performance period based on actual performance. In the event that Mr. Murphy is terminated for cause, then he will no longer be eligible for vesting terms set forth in the Equity Vesting Agreement.

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Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the Contribution Agreement, the Third Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) became effective as of the Closing. The Amended and Restated Bylaws added a provision to the Company’s prior bylaws providing that Mr. Edison will continue to serve as Chair of the Board of Directors of the Company until the third anniversary of the Closing, subject to certain terminating events including the listing of the Company’s stock on a national securities exchange. A copy of the Amended and Restated Bylaws is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 5, 2017, the Company issued a press release announcing the completion of the Transactions described above under Item 2.01. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of business acquired.

The Company hereby confirms that it intends to file the required financial statements for PELP on or before December 21, 2017, by amendment to this Form 8-K.

(b) Pro Forma Financial Information.

See paragraph (a) above.

(d) Exhibits.

Exhibit No.	Description
3.1	Third Amended and Restated Bylaws of Phillips Edison Grocery Center REIT I, Inc.
10.1	Third Amended and Restated Agreement of Limited Partnership of Phillips Edison Grocery Center Operating Partnership I L.P.
10.2	Tax Protection Agreement dated as of October 4, 2017 by and among Phillips Edison Grocery Center REIT I, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P. and each Protected Partner identified as a signatory on Schedule I, as amended from time to time.
10.3	Equityholder Agreement dated October 4, 2017 by and among Phillips Edison Grocery Center REIT I, Inc., Phillips Edison Grocery Center Operating Partnership I, L.P. and each of the individuals signatory thereto.
99.1	Press Release, dated October 5, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT I, INC.

Dated: October 11, 2017	By:	/s/ Devin I. Murphy
Devin I. Murphy
Chief Financial Officer

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